UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Commercial Alliance Agreement

On February 4, 2026, SHF Holdings, Inc. (the “Company”) and Partner Colorado Credit Union (“PCCU”) entered into that certain Second Amended and Restated Commercial Alliance Agreement (the “Second Amended CAA”), effective as of October 1, 2025, which extends the term set forth in the Amended and Restated Commercial Alliance Agreement, dated December 30, 2024, by and between the Company and PCCU (the “First Amended CAA”), through and including December 31, 2031, with an automatic renewal for subsequent periods of two years each, unless notice of non-renewal is provided no later than twelve (12) calendar months prior to the expiration of the then-current term.

In addition, the Second Amended CAA provides that each loan covered by the Second Amended CAA will be subject to an allocation of yield and Default-Related Losses (as defined in the Second Amended CAA) among the Company and PCCU (the “Yield and Loss Allocation”). Pursuant to the Yield and Loss Allocation, the Company will receive up to 65% of all net interest income (the “Interest Income Split”) on the applicable loans and will also indemnify 65% of Default-Related Losses of such loans, with PCCU indemnifying the other 35% (the “Indemnity Allocation”). However, if the Company determines that adjustments to its Indemnity Allocation are required in order to maintain compliance with the listing requirements of The Nasdaq Stock Market LLC, then the Company’s ratio of Interest Income Split to Indemnity Allocation will, upon written notice to PCCU and PCCU’s acknowledgement of such notice, be adjusted (but not above 65%) to match the newly required Indemnity Allocation on a go-forward basis for the applicable loans.

The Second Amended CAA also contains adjustments to the servicing fees charged by PCCU, including the replacement of a 1.0% flat asset hosting fee (based on average daily balances of deposits with PCCU, as calculated pursuant to the Second Amended CAA) with a sliding scale that ranges from 0.50% for such average daily balances of deposits under $25.0 million to 1.25% for average daily balances of deposits over $125.0 million.

The Company is required to deposit into escrow a current copy of the source code and technical documentation for the Company’s proprietary software that is used to perform the Account Services (as defined in the Second Amended CAA) and Loan Services (as defined in the Second Amended CAA) under the Second Amended CAA (the “Escrowed Software”). In the event of certain defaults by the Company under the Second Amended CAA or if the Company enters into, among other things, bankruptcy, then the Escrowed Software will be released from escrow and transferred to PCCU. In the event of such a release, PCCU will receive a nonexclusive, royalty-free, fully-paid, non-transferrable, non-sublicenseable license to (a) use the Escrowed for the purpose of maintaining, supporting, performing, and operating an equivalent of the services as had otherwise been provided to PCCU by the Company and (b) modify, enhance, and create derivative works of the Escrowed Software.

The foregoing summaries of the First Amended CAA and the Second Amended CAA do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amended CAA and the Second Amended CAA, copies of which are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2025, and Exhibit 10.1 hereto, respectively.

Item 7.01	Regulation FD Disclosure.

On February 9, 2026, the Company issued a press release announcing the Second Amended CAA and the Escrow Agreement, which is being furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*§	Second Amended and Restated Commercial Alliance Agreement, dated February 4, 2026, by and between the Company and PCCU.
99.1	Press Release, dated February 9, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

§ Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: February 9, 2026	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer